UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2008

Modtech Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25161	33-0825386
(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA	92571
(Address of Principal Executive Offices)	(Zip Code)

m(951) 943-4014
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously announced, on January 16, 2008, Modtech Holdings, Inc. (“Modtech”) received a letter from The Nasdaq Stock Market notifying it that it had failed to meet the $1.00 per share minimum closing bid price required by Nasdaq Marketplace Rule 4450(a)(5) for continued inclusion on The Nasdaq Global Market and that Modtech had until July 14, 2008 to regain compliance with the rule.

On July 15, 2008, Modtech received a letter from The Nasdaq Stock Market advising it that it had not regained compliance with the rule and that unless the company requested a hearing before a Nasdaq Listing Qualifications Panel to appeal this determination, trading in Modtech’s common stock would be suspended at the opening of business on July 24, 2008 and would be delisted from The Nasdaq Global Market. In order to appeal the determination, Modtech would have to provide a plan to the Nasdaq Listings Qualifications Panel as to how it intends to regain compliance with the rule. It would also have to address at the hearing the fact that its common stock has not maintained the $5 million minimum market value of publicly held shares that is required by Nasdaq Marketplace Rule 4450(a)(2) for continued listing on The Nasdaq Global Market. As previously announced, on April 24, 2008, Modtech received a letter from The Nasdaq Stock Market notifying it that was not in compliance with this rule.

Historically, Nasdaq Listing Qualifications Panels have viewed a reverse stock split as the only acceptable plan for regaining compliance with the $1 minimum bid rule. Such action will not bring the company into compliance with the $5 million minimum market value requirement and, therefore, Modtech has decided not to appeal the determination.

The company is not eligible to apply to list its securities on The Nasdaq Capital Market in order to be afforded the remainder of that market’s second 180 calendar day period in which to regain compliance with the $1 minimum bid rule because the market value of its publicly held shares does not meet the amount required for initial inclusion on that market.

One of the company’s market makers has submitted an application with the OTC Bulletin Board to register and quote Modtech’s common stock on such market beginning July 24, 2008 in accordance with Rule 15c2-11 of the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated July 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 21, 2008

Modtech Holdings, Inc.

By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer